                                                                   EXHIBIT 10.25

                                AMENDMENT #A01 TO

                               PURCHASE AGREEMENT

                                     BETWEEN

                               EXABYTE CORPORATION

                                       AND

                             SINGAPORE SHINEI SANGYO

With reference to the Purchase Agreement effective March 28, 1999, ("Agreement"), Exabyte Corporation ("Exabyte") and Singapore Shinei Sangyo ("Seller") expressly agree to the following amendment which shall be effective as of the date last signed below.

Exabyte and Seller hereby amend the Agreement as follows:

1)   Reference Section 1.3, "Product" Definition.

     Product shall mean those items manufactured, assembled, or sold by the Seller which are listed in Appendix 1 of this Agreement (and those items, if any hereafter added by the parties to Appendix I), including the Product defined by the specifications included in Exhibit A.

2)   Reference Section 1 DEFINITIONS.

     The Parties agree to add the following definition as Section 1.8 to the
     Agreement:

     1.8 "Spare Parts" means all parts or components of Product which are listed in Appendix V of this Agreement as amended from time to time by written agreement of the Parties.

3)   Reference: Section 5, PRODUCT SUPPLY.

     The Parties agree to incorporate as Section 5.4.4 - Supply of Spare Parts

Seller shall offer for sale Spare Parts necessary for the maintenance of Product during the term of this Agreement and for a period of five (5) years after the date of the last Product shipment by Exabyte as may be mutually agreed to by the parties on a case by case basis. Only those Spare Parts considered to sub-assemblies or value-add are subject to the above five (5) year requirement. Spare Parts shall be interchangeable with and of the same quality as those installed in Product and will be produced or inspected by Seller, in the same manner and according to the same procedure as Seller uses for parts installed in Product.

4)   Reference: Section 6.3 Effects of Termination.

The Parties agree to incorporate the following Sections to the Agreement 6.3.1 - Transition Period: - 6.3.4 Right of Entry.

6.3.1 Transition Period

Upon termination or expiration of this Agreement, for any reason, a transition period will commence lasting for a time period as may be mutually agreed to, but in no case for less time than necessary to transfer Seller's obligations undertaken by this Agreement to Exabyte or a third party elected by Exabyte and in no case longer than one (1) year from the effective date of the termination. Such transition period shall start on the effective day of the Notice as provided for in Section 9.4.

Both parties will make commercially reasonable efforts to execute a mutually acceptable transition plan for the transfer of the manufacture and supply of Product (the "Plan") within thirty (30) days of the effective date of the Notice of termination. Should the parties fail to execute such a Plan in the prescribed time frame, Exabyte shall provide a reasonable Plan to Seller. Seller agrees to make best effort to comply with the Plan submitted by Exabyte.

6.3.2 Transition Plan

The Plan shall detail a timetable to address how the transfer of the manufacturing of Product shall take place and will establish the process whereby funded tooling as listed in Appendix V, shall be transferred and including but not limited to the following: suspending all assembly operation and production required by purchase orders, delivering completed Products, returning any loaned or leased equipment and work-in-progress reporting.

Exabyte shall be liable for payment for any unamortized portion of funded tooling, which may exist upon completion of the transition period.

6.3.3 Supply of Product

Seller agrees to continue to manufacture and ship the Product during the transition period and further agrees to fully comply with the terms and conditions of the Agreement until the completion of the transfer of the manufacturing of Product to Exabyte or as otherwise agreed.

6.3.4 Right of Entry

Exabyte may, at its option, and by giving Seller reasonable notice, enter any facility maintained by Seller or its affiliates (including any Seller subcontractor Facility) at which any materials and equipment listed in Appendix V are located and retrieve such materials and equipment. Seller agrees to cooperate with Exabyte and hereby grants to Exabyte the right of entry on its property for this limited purpose. Any such removal of Exabyte property shall not unreasonably interfere with Seller's activities.

Nothing herein, except as specifically amended herein, is intended to and shall not be construed to render ineffective or otherwise change any section, provision or term of this Agreement.

EXABYTE CORPORATION                    SINGAPORE SHINEI SANGYO

By:                                    By:
   --------------------------------       --------------------------------------

Title:                                 Title:
      -----------------------------          -----------------------------------

Date:                                  Date:
     ------------------------------         ------------------------------------